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                                                                      Exhibit 23

                       Consent of Independent Accountants
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-87694, 33-87696, 333-59917, 333-59925, 333-68915
and 333-68919) of Orleans Homebuilders, Inc. and its subsidiaries of our report dated September 6, 2000 relating to the financial statements, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
September 13, 2000


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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


The Board of Directors
Orleans Homebuilders, Inc.:


We consent to incorporation by reference in the Registration Statements
(Nos. 33-87694, 33-87696, 333-59917, 333-59925, 333-68915 and 333-68919) on Form
S-8 of Orleans Homebuilders, Inc. of our report dated October 11, 1999, relating to the consolidated balance sheet of Orleans Homebuilders, Inc. and subsidiaries as of June 30, 1999, and the related consolidated statements of operations and retained earnings, and cash flows for the year then ended which report appears in the June 30, 1999 annual report on Form 10-K of Orleans Homebuilders, Inc.

                                              KPMG LLP


Philadelphia, Pennsylvania
September 13, 2000